Ex-99.906.CERT

Aspiriant Global Equity Trust
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Francais, Principal Executive Officer of the Aspiriant Risk-Managed Global Equity Fund, a series of Aspiriant Global Equity Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended February 28, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	5/9/14

By	/s/ Robert J. Francais
Title	Robert J. Francais, President

I, Hilarie C. Green, Principal Financial Officer of the Aspiriant Risk-Managed Global Equity Fund, a series of Aspiriant Global Equity Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended February 28, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	5/9/14

By	/s/ Hilarie C. Green
Title	Hilarie C. Green, Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Aspiriant Risk-Managed Global Equity Fund, a series of Aspiriant Global Equity Trust, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.